EXHIBIT 99.1

Press Release

LTX-Credence Announces Agreement to Purchase Multitest and Everett Charles Technologies

Acquisition Creates New Company With a Bold Vision Based on Combined Expertise

Norwood, Mass., September 6, 2013 — LTX-Credence Corporation (NASDAQ: LTXC) today announced an important step in the evolution of the semiconductor test cell with an agreement to acquire the Multitest and Everett Charles Technologies (ECT) businesses of Dover Corporation (NYSE:DOV).

LTX-Credence and Dover Printing & Identification, Inc., a subsidiary of Dover Corporation (Dover), have signed a definitive agreement for the acquisition by LTX-Credence of the assets and stock exclusively and primarily related to the Multitest and ECT businesses for a purchase price of $93.5 million, of which $73.5 million will be paid in cash through a combination of existing cash-on-hand and bank debt and $20.0 million will be paid by the issuance of a promissory note by LTX Credence to Dover. The purchase price is subject to customary adjustments. The deal is expected to close by December 31, 2013, pending satisfaction of customary closing conditions, including with respect to required regulatory filings. We anticipate that this acquisition will create a combined company with trailing 12-month pro forma revenues of approximately $420.0 million and we expect the acquisition to be immediately accretive to LTX-Credence’s earnings.

The combination of LTX-Credence, Multitest and ECT will provide LTX-Credence with the opportunity to serve a greater share of the semiconductor test cell, while increasing access to the electronics manufacturing industry. The combined company will be the only provider of comprehensive test solutions and services for the semiconductor and printed circuit board markets—redefining the test cell by assembling best-in-class technology from three market-leading companies into new, innovative solutions.

The acquisition is intended to:

•	Expand LTX-Credence’s share of the semiconductor test cell;

•	Increase the size of the Company’s total addressable market from $2.5 billion to approximately $5.0 billion;

•	Increase efficiency, accelerate the time to high-volume production and reduce costs within the wafer sort and final test cells;

LTX-Credence Corporation

•	Diversify into vertical markets, such as PCB (Printed Circuit Board) and PCBA (Printed Circuit Board Assembly) testing;

•	Improve business cycle performance with an annual recurring revenue stream of approximately $240.0 million; and

•	Deliver approximately $15.0 million in expected synergies, leading to enhanced cash generation and profitability.

“By bringing together industry-leading semiconductor and PCB test products and services, we are creating a comprehensive set of solutions that deliver enhanced value, high performance and world-class quality,” said David Tacelli, LTX-Credence president and chief executive officer. “While one benefit of this combination is the ability to integrate best-in-class technologies from three leading companies into new, innovative solutions, we will continue to support and develop the individual products our customers rely on today, as well as create new products and services for the markets we serve.”

The Company will conduct a conference call to discuss the acquisition of these businesses on Friday, September 6, 2013, at 09:00 AM EDT. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the LTX-Credence web site at http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard via telephone through September 10, 2013, by dialing (855) 859-2056; conference ID number 53788002. A replay of the webcast will be available on our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

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About Multitest

Since 1980, Multitest has been one of the world’s leading manufacturers of test equipment for semiconductor’s integrated circuits, often called “chips”. As a comprehensive one-stop supplier, Multitest markets test handlers, contactors and semiconductor test boards. The company’s products are used for the functional test of chips. Together with the actual tester they are combined to create the test cell. A high throughput rate, precision temperature accuracy and the latest in measurement and production technology are all important factors. Multitest’s primary customer base is multinational manufacturers of semiconductors (microchips). Multitest provides clients with highly innovative test handling and test interface solutions, custom-tailored to fit their individual needs and requirements. Leveraging a comprehensive product portfolio that is unique in the market, Multitest is able to provide fully integrated solutions that are harmonized and optimized at the system level.

About Everett Charles Technologies (ECT)

Since 1965, Everett Charles Technologies has taken a leadership role in the development of advanced technology board test products holding over 100 patents. Originating with the company’s signature POGO® spring contacts, ECT has broadened its business through acquisition and managed growth to include international manufacturing of bare board test systems and flying probe systems, bare and loaded board fixturing and test services, and most recently, equipment, sockets and performance boards for semiconductor test operations. ECT’s involvement in the full spectrum of test creates a unique synergy that’s unmatched in the industry. Because of the unique fixture technology requirements of bare board and loaded board test, the company is able to apply both hardware and software innovations initially developed for application to the other. As a result of this integrated engineering, the company becomes better at all facets of semiconductor and electrical test, while developing products and technologies for specific applications.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this press release about future expectations, plans and prospects for LTX-Credence, including statements about the expected timetable for consummation of the acquisition, and any other statements about LTX-Credence, Dover, the acquired businesses or the acquired assets, or about LTX-Credence’s future expectations, beliefs, goals, plans or prospects with respect to the acquired businesses or the acquired assets, constitute forward-looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “targets,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the acquisition; the conditions to the completion of the acquisition; the receipt of certain customer consents required in connection with the Acquisition which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the acquisition; the possibility that LTX-Credence may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all or be unable to successfully integrate the acquired businesses into its ongoing operations; the possibility that the integration of the acquired businesses into LTX-Credence’s ongoing operations may be more difficult, time consuming or costly than expected, resulting increases in operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); the ability of LTX-Credence to retain certain key employees employed by the acquired businesses; as well as the other risks described in filings by LTX-Credence with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended July 31, 2012. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact

Richard Yerganian, LTX-Credence Corporation

Tel. 781.467.5063

Email rich_yerganian@ltxc.com

LTX-Credence is a trademark of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

Source LTX-Credence Corporation